T. ROWE PRICE REAL ESTATE FUND, INC.

     POWER OF ATTORNEY

     RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its President and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

                     T. ROWE PRICE REAL ESTATE FUND, INC.
                     /s/William J. Stromberg
             By:    _____________________________________
                     William J. Stromberg, President

October 29, 1997

Attest:
/s/Lenora V. Hornung
_______________________
Lenora V. Hornung, Secretary

/s/William J. Stromberg
______________________    President               October 29, 1997
William J. Stromberg      (Principal Executive Officer)

/s/Carmen F. Deyesu
______________________    Treasurer               October 29, 1997
Carmen F. Deyesu          (Principal Financial Officer)

/s/David M. Lee
______________________    Executive               October 29, 1997
David M. Lee              Vice President

/s/Donald W. Dick, Jr.
______________________    Director                October 29, 1997
Donald W. Dick, Jr.

/s/David K. Fagin
______________________    Director                October 29, 1997
David K. Fagin

/s/James A. C. Kennedy III
______________________    Director and            October 29, 1997
James A. C. Kennedy III   Vice President

/s/Hanne M. Merriman
______________________    Director                October 29, 1997
Hanne M. Merriman

/s/James S. Riepe
______________________    Director and            October 29, 1997
James S. Riepe            Vice President

/s/M. David Testa
______________________    Director                October 29, 1997
M. David Testa

/s/Hubert D. Vos
______________________    Director                October 29, 1997
Hubert D. Vos

/s/Paul M. Wythes
______________________    Director                October 29, 1997
Paul M. Wythes